Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 24, 2017, appearing in the Registration Statement on Form S-11 (File No. 333-217446) as amended for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP

Dallas, Texas

September 19, 2017